                                                                       EXHIBIT 4



                        HOMESTEAD VILLAGE INCORPORATED
                         1996 LONG-TERM INCENTIVE PLAN
                         -----------------------------

                               TABLE OF CONTENTS
                               -----------------


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
SECTION 1..................................................................    1
     GENERAL...............................................................    1
       1.1.  Purpose.......................................................    1
       1.2.  Participation.................................................    1

SECTION 2..................................................................    2
     OPTIONS...............................................................    2
       2.1.  Definition....................................................    2
       2.2.  Eligibility...................................................    2
       2.3.  Price.........................................................    2
       2.4.  Exercise......................................................    3
       2.5.  Post-Exercise Limitations.....................................    4
       2.6.  Expiration Date...............................................    4

SECTION 3..................................................................    5
     STOCK AWARDS..........................................................    5
       3.1.  Definition....................................................    5
       3.2.  Eligibility...................................................    5
       3.3.  Terms and Conditions of Awards................................    5

SECTION 4..................................................................    6
     STOCK PURCHASE PROGRAM................................................    6
       4.1.  Purchase of Stock.............................................    6
       4.2.  Matching Shares...............................................    6
       4.3.  Restrictions on Shares........................................    7

SECTION 5..................................................................    7
     OPERATION AND ADMINISTRATION..........................................    7
       5.1.  Effective Date................................................    7
       5.2.  Shares Subject to Plan........................................    7
       5.3.  Individual Limits on Awards...................................    7
       5.4.  Adjustments to Shares.........................................    8
       5.5.  Change in Control.............................................   10
       5.6.  Limit on Distribution.........................................   11
       5.7.  Liability for Cash Payments...................................   12
       5.8.  Performance-Based Compensation................................   12
       5.9.  Withholding...................................................   12
       5.10. Transferability...............................................   13
       5.11. Notices.......................................................   13
       5.12. Form and Time of Elections....................................   13
       5.13. Agreement With Company........................................   13
       5.14. Limitation of Implied Rights..................................   14
       5.15. Evidence......................................................   14
       5.16. Action by Company or Related Company..........................   14
       5.17. Gender and Number.............................................   14

SECTION 6..................................................................   15
     COMMITTEE.............................................................   15

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
       6.1.  Administration................................................   15
       6.2.  Selection of Committee........................................   15
       6.3.  Powers of Committee...........................................   15
       6.4.  Delegation by Committee.......................................   16
       6.5.  Information to be Furnished to Committee......................   16
       6.6.  Liability and Indemnification of Committee....................   16

SECTION 7..................................................................   17
     AMENDMENT AND TERMINATION.............................................   17

                        HOMESTEAD VILLAGE INCORPORATED
                         1996 LONG-TERM INCENTIVE PLAN
                         -----------------------------


                                   SECTION 1
                                   ---------

                                    GENERAL
                                    -------

     1.1. Purpose. The Homestead Village Incorporated 1996 Long-Term Incentive Plan (the "Plan") has been established by Homestead Village Incorporated (the "Company") to:

     (a) attract and retain employees and other persons providing services to the Company and the Related Companies (as defined below);

     (b) motivate Participants (as defined in subsection 1.2), by means of appropriate incentives, to achieve long-range goals;

     (c) provide incentive compensation opportunities that are competitive with those of other corporations; and

     (d) further identify Participants' interests with those of the Company's other stockholders through compensation that is based on the value of the Company's common stock;

and thereby promote the long-term financial interest of the Company and the Related Companies, including the growth in value of the Company's equity and enhancement of long-term stockholder return. The term "Related Company" means any company during any period in which it is a "subsidiary corporation" (as that term is defined in section 424(f) of the Internal Revenue Code of 1986, as amended (the "Code")), with respect to the Company or any affiliate of the Company which is designated as a Related Company by the Committee.

     1.2. Participation. Subject to the terms and conditions of the Plan, the Committee (as described in Section 6) shall determine and designate, from time to time, from among the Eligible Individuals (as defined below), those persons who will be granted one or more awards under Sections 2, 3 or 4 of the Plan (an "Award"), and thereby become "Participants" in the Plan. In the discretion of the Committee, and subject to the terms of the Plan, a Participant may be granted any Award permitted under the provisions of the Plan, and more than one Award may be granted to a Participant. Except as otherwise agreed by the Company and the Participant, or except as otherwise provided in the Plan, an Award under the Plan shall not affect any previous Award under the Plan or an award under any other plan maintained by the Company or the Related Companies. For purposes of the Plan, the term "Eligible Individual" shall mean any key employee of the Company or a Related Company, and any other person providing material services to the Company or a Related Company; provided, however, that a member of the Board who is not an employee of the Company or a Related Company shall not be an "Eligible Individual".


                                   SECTION 2
                                   ---------

                                    OPTIONS
                                    -------

     2.1. Definitions. The grant of an "Option" under this Section 2 entitles the Participant to purchase shares of common stock of the Company ("Stock") at a price fixed at the time the Option is granted, subject to the terms of this Section. Options granted under this Section may be either Incentive Stock Options or Non-Qualified Stock Options, as determined in the discretion of the Committee. An "Incentive Stock Option" is an Option that is intended to satisfy the requirements applicable to an "incentive stock option" described in section

422 of the Code. A "Non-Qualified Stock Option" is an Option that is not intended to be an Incentive Stock Option.

     2.2. Eligibility. The Committee shall designate the Participants to whom Options are to be granted under this Section and shall determine the number of shares of Stock subject to each such Option. To the extent that the aggregate fair market value of Stock with respect to which Incentive Stock Options are exercisable for the first time by any individual during any calendar year (under all plans of the Company and all related companies within the meaning of section 424(f) of the Code) exceeds $100,000, such options shall be treated as Non-Qualified Stock Options, to the extent required by section 422 of the Code.

     2.3. Price. The determination and payment of the purchase price of a share of Stock under each Option granted under this Section shall be subject to the following:

     (a) The purchase price shall be established by the Committee at the time the Option is granted; provided, however, that in no event shall such price be less than the par value of a share of Stock on such date; further, provided, in no event shall the purchase price of a share of Stock under an Incentive Stock Option be less than the Fair Market Value (defined below) of a share of Stock at the time the Option is granted.

     (b) Subject to the following provisions of this subsection, the full purchase price of each share of Stock purchased upon the exercise of any Option shall be paid at the time of such exercise and, as soon as practicable thereafter, a certificate representing the shares so purchased shall be delivered to the person entitled thereto.

     (c) The purchase price shall be payable in cash or in shares of Stock (valued at Fair Market Value as of the day of exercise) that have been held by the Participant at least six months, or in any combination thereof, as determined by the Committee.

     (d) A Participant may elect to pay the purchase price upon the exercise of an Option through a cashless exercise arrangement to the extent provided by the Committee.

     (e) The "Fair Market Value" of a share of Stock of the Company as of any date shall be determined in accordance with the following rules:

          (i) If the Stock is at the time listed or admitted to trading on any stock exchange, then the Fair Market Value shall be the average of the highest and lowest sales price per share of the Stock on such date on the principal exchange on which the Stock is then listed or admitted to trading or, if no such sale is reported on that date, on the last preceding date on which a sale was so reported.

          (ii) If the Stock is not at the time listed or admitted to trading on a stock exchange, the Fair Market Value shall be the average of the lowest reported bid price and highest reported asked price of the Stock on the date in question in the over-the- counter market, as such prices are reported in a publication of general circulation selected by the Committee and regularly reporting the market price of Stock in such market.

          (iii) If the Stock is not listed or admitted to trading on any stock exchange or traded in the over-the- counter market, the Fair Market Value shall be as determined by the Committee in good faith.

     2.4. Exercise. Except as otherwise expressly provided in the Plan, an Option granted under this Section shall be exercisable in accordance with the following terms of this subsection:

     (a) The terms and conditions relating to exercise of an Option shall be established by the Committee, and may include, without limitation, conditions relating to completion of a specified period of service (subject to paragraph (b) below), achievement of performance standards prior to exercise of the Option or achievement of Stock ownership objectives by the Participant. The Committee, in its sole discretion, may accelerate the vesting of any Option under circumstances designated by it at the time the Option is granted or thereafter.

     (b) No Option may be exercised by a Participant after the Expiration Date (as defined in subsection 2.6) applicable to that Option.

     2.5. Post-Exercise Limitations. The Committee, in its discretion, may impose such restrictions on shares of Stock acquired pursuant to the exercise of an Option as it determines to be desirable, including, without limitation, restrictions relating to disposition of the shares and forfeiture restrictions based on service, performance, Stock ownership by the Participant and such other factors as the Committee determines to be appropriate.

     2.6. Expiration Date. The "Expiration Date" with respect to an Option means the date established as the Expiration Date by the Committee at the time of the grant; provided, however, that the Expiration Date with respect to any Option shall not be later than the earliest to occur of:

     (a)  the ten-year anniversary of the date on which the Option is granted;

     (b) if the Participant's Date of Termination occurs by reason of death, Disability or Retirement, the one-year anniversary of such Date of Termination; or

     (c) if the Participant's Date of Termination occurs for reasons other than Retirement, death or Disability, the three-month anniversary of such Date of Termination.

For purposes of the Plan, a Participant's "Date of Termination" shall be the date on which he both ceases to be an employee of the Company and the Related Companies and ceases to perform material services for the Company and the Related Companies, regardless of the reason for the cessation; provided that a "Date of Termination" shall not be considered to have occurred during the period in which the reason for the cessation of services is a leave of absence approved by the Company or the Related Company which was the recipient of the Participant's services. Except as otherwise provided by the Committee, a Participant shall be considered to have a "Disability" during the period in which he is unable, by reason of a medically determinable physical or mental impairment, to engage in the material and substantial duties of his regular occupation, which condition is expected to be permanent. "Retirement" of a Participant shall mean the occurrence of a Participant's Date of Termination after providing at least five years of service to the Company or the Related Companies and attaining age 60.

                                   SECTION 3
                                   ---------

                                 STOCK AWARDS
                                 ------------

     3.1. Definition. Subject to the terms of this Section, a Stock Award under the Plan is a grant of shares of Stock to a Participant, the earning, vesting or distribution of which is subject to one or more conditions established by the Committee. Such conditions may relate to events (such as performance or continued employment) occurring before or after the date the Stock Award is granted, or the date the Stock is earned by, vested in or delivered to the Participant. If the vesting of Stock Awards is subject to conditions occurring after the date of grant, the period beginning on the date of grant of a Stock Award and ending on the vesting or forfeiture of such Stock (as applicable) is referred to as the "Restricted Period". Stock Awards may provide for delivery of the shares of Stock at the time of grant or may provide for a deferred delivery date. A Stock Award may, but need not, be made in conjunction with a cash-based incentive compensation program maintained by the Company and may, but need not, be in lieu of cash otherwise awardable under such program.

     3.2. Eligibility. The Committee shall designate the Participants to whom Stock Awards are to be granted and the number of shares of Stock that are subject to each such Award.

     3.3. Terms and Conditions of Awards. Stock Awards granted to Participants under the Plan shall be subject to the following terms and conditions:

     (a) Beginning on the date of grant (or, if later, the date of distribution) of shares of Stock comprising a Stock Award, and including any applicable Restricted Period, the Participant as owner of such shares shall have the right to vote such shares.

     (b) Payment of dividends with respect to Stock Awards shall be subject to the following:

          (i) On and after the date that a Participant has a fully earned and vested right to the shares comprising a Stock Award, and the shares have been distributed to the Participant, the Participant shall have all dividend rights (and other rights) of a stockholder with respect to such shares.

          (ii) Prior to the date that a Participant has a fully earned and vested right to the shares comprising a Stock Award, the Committee, in its sole discretion, may award Dividend Rights with respect to such shares.

          (iii) On and after the date that a Participant has a fully earned and vested right to the shares comprising a Stock Award, but before the shares have been distributed to the Participant, the Participant shall be entitled to Dividend Rights with respect to such shares, at the time and in the form determined by the Committee.

          (iv) A "Dividend Right" with respect to shares comprising a Stock Award shall entitle the Participant, as of each dividend payment date, to an amount equal to the dividends payable with respect to a share of Stock multiplied by the number of such shares. Dividend Rights shall be settled in cash or in shares of Stock, as determined by the Committee, shall be payable at the time and in the form determined by the Committee and shall be subject to such other terms and conditions as the Committee may determine.


                                   SECTION 4
                                   ---------

                            STOCK PURCHASE PROGRAM
                            ----------------------

     4.1. Purchase of Stock. The Committee may, from time to time, establish one or more programs under which Participants will be permitted to purchase shares of Stock under the Plan and shall designate the Participants eligible to participate under such Stock purchase programs. The purchase price for shares of Stock available under such programs, and other terms and conditions of such programs, shall be established by the Committee, provided that the purchase price may not be less than par value.

     4.2. Matching Shares. Except as otherwise provided in subsection 4.1, any Stock purchase program established by the Committee under this Section may provide for the award of matching shares of Stock.

     4.3. Restrictions on Shares. The Committee may impose such restrictions with respect to shares purchased under subsection 4.1, or matching shares awarded pursuant to subsection 4.2, as the Committee determines to be appropriate. Such restrictions may include, without limitation, restrictions of the type that may be imposed with respect to Stock Awards under Section 3.

                                   SECTION 5
                                   ---------

                         OPERATION AND ADMINISTRATION
                         ----------------------------

     5.1. Effective Date. The Plan shall be effective as of the date it is adopted by the Board of Directors of the Company (the "Board"); provided, however, that Awards granted under the Plan prior to its approval by stockholders will be contingent on approval of the Plan by the Company's stockholders. The Plan shall be unlimited in duration and, in the event of Plan termination, shall remain in effect as long as any shares of Stock awarded under it are outstanding and not fully vested; provided, however, that no new Awards shall be made under the Plan on or after the tenth anniversary of the date on which the Plan is adopted by the Board.

     5.2. Shares Subject to Plan. The shares of Stock with respect to which Awards may be made under the Plan shall be shares currently authorized but unissued or currently held or subsequently acquired by the Company as treasury shares, including shares purchased in the open market or in private transactions. Subject to the provisions of subsection 5.4, the number of shares of Stock which may be issued with respect to Awards under the Plan shall not exceed 4,000,000 shares in the aggregate. Except as otherwise provided herein, any shares subject to an Award which for any reason expires or is terminated without issuance of shares (including shares that are not issued because they are withheld to satisfy tax withholding) shall again be available under the Plan.

     5.3. Individual Limits on Awards. Notwithstanding any other provision of the Plan to the contrary, no Participant shall receive any Award of an Option under the Plan to the extent that the sum of:

     (a)  the number of shares of Stock subject to such Award;

     (b) the number of shares of Stock subject to all other prior Awards of Options under the Plan during the one-year period ending on the date of the Award; and

     (c) the number of shares of Stock subject to all other prior stock options and stock appreciation rights granted to the Participant under other plans or arrangements of the Company during the one-year period ending on the date of the Award;

would exceed the Participant's Individual Limit under the Plan. The determination made under the foregoing provisions of this subsection shall be based on the shares subject to the Awards at the time of grant, regardless of when the Awards become exercisable. Subject to the provisions of subsection 5.4, a Participant's "Individual Limit" shall be 500,000 shares.

     5.4.  Adjustments to Shares.

     (a) If the Company shall effect any subdivision or consolidation of shares of Stock or other capital readjustment, payment of stock dividend, stock split, combination of shares or recapitalization or other increase or reduction of the number of shares of Stock outstanding without receiving compensation therefor in money, services or property, then the Committee shall adjust (i) the number of shares of Stock available under the Plan; (ii) the number of shares available under any individual or other limits; (iii) the number of shares of Stock subject to outstanding Awards; and (iv) the per-share price under any outstanding Award to the extent that the Participant is required to pay a purchase price per share with respect to the Award.

     (b) If the Company is reorganized, merged or consolidated or is party to a plan of exchange with another corporation, pursuant to which reorganization, merger, consolidation or plan of exchange, the stockholders of the Company receive any shares of stock or other securities or property, or the Company shall distribute securities of another corporation to its stockholders, there shall be substituted for the shares subject to outstanding Awards an appropriate number of shares of each class of stock or amount of other securities or property which were distributed to the stockholders of the Company in respect of such shares, subject to the following:

          (i) If the Committee determines that the substitution described in accordance with the foregoing provisions of this paragraph would not be fully consistent with the purposes of the Plan or the purposes of the outstanding Awards under the Plan, the Committee may make such other adjustments to the Awards to the extent that the Committee determines such adjustments are consistent with the purposes of the Plan and of the affected Awards.

          (ii) All or any of the Awards may be cancelled by the Committee on or immediately prior to the effective date of the applicable transaction, but only if the Committee gives reasonable advance notice of the cancellation to each affected Participant, and only if either: (A) the Participant is permitted to exercise the Award for a reasonable period prior to the effective date of the cancellation; or (B) the Participant receives payment or other benefits that the Committee determines to be reasonable compensation for the value of the cancelled Awards.

          (iii) Upon the occurrence of a reorganization of the Company or any other event described in this paragraph (b), any successor to the Company shall be substituted for the Company to the extent that the Company and the successor agree to such substitution.

     (c) Upon (or, in the discretion of the Committee, immediately prior to) the sale to (or exchange with) a third party unrelated to the Company of all or substantially all of the assets of the Company, all Awards shall be cancelled. If Awards are cancelled under this paragraph, then, with respect to any affected Participant, either:

          (i) the Participant shall be provided with reasonable advance notice of the cancellation, and the Participant shall be permitted to exercise the Award for a reasonable period prior to the effective date of the cancellation; or

          (ii) the Participant shall receive payment or other benefits that the Committee determines to be reasonable compensation for the value of the cancelled Awards.

                The foregoing provisions of this paragraph shall also apply to the sale of all or substantially all of the assets of the Company to a related party, if the Committee determines such application is appropriate.

     (d) In determining what action, if any, is necessary or appropriate under the foregoing provisions of this subsection, the Committee shall act in a manner that it determines to be consistent with the purposes of the Plan and of the affected Awards and, where applicable or otherwise appropriate, in a manner that it determines to be necessary to preserve the benefits and potential benefits of the affected Awards for the Participants and the Company.

     (e) The existence of this Plan and the Awards granted hereunder shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting the Company's Stock or the rights thereof, the dissolution or liquidation of the Company, any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

     (f) Except as expressly provided by the terms of this Plan, the issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property or for labor or services, either upon direct sale, upon the exercise of rights or warrants to subscribe therefor or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof, shall be made with respect to Awards then outstanding hereunder.

     (g) Awards under the Plan are subject to adjustment under this subsection only during the period in which they are considered to be outstanding under the Plan. For purposes of this subsection, an Award is considered "outstanding" on any date if the Participant's ability to obtain all benefits with respect to the Award is subject to limits imposed by the Plan (including any limits imposed by the Agreement reflecting the Award). The determination of whether an Award is outstanding shall be made by the Committee.

     5.5. Change in Control. Immediately prior to a Change in Control of the Company (as defined below) all Options shall become immediately exercisable and all restrictions on Stock Awards shall lapse. The Company shall give written notice to the Participant promptly of a Change in Control. For purposes of the Plan, a "Change in Control" means the happening of any of the following: (i) the stockholders of the Company approve a definitive agreement to merge the Company into or consolidate the Company with another entity, sell or otherwise dispose of all or substantially all of its assets or adopt a plan of liquidation, provided, however, that a Change in Control shall not be deemed to have occurred by reason of a transaction, or a substantially concurrent or otherwise related series of transactions, upon the completion of which 50% or more of the beneficial ownership of the voting power of the Company, the surviving corporation or corporation directly or indirectly controlling the Company or the surviving corporation, as the case may be, is held by the same persons (as defined below) (although not necessarily in the same proportion) as held the beneficial ownership of the voting power of the Company immediately prior to the transaction or the substantially concurrent or otherwise related series of transactions, except that upon the completion thereof, employees or employee benefit plans of the Company may be a new holder of such beneficial ownership; or (ii) the "beneficial ownership" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of securities representing 50% or more of the combined voting power of the Company is acquired, other than from the Company, by any "person" as defined in Sections 13(d) and 14(d) of the Exchange Act (other than any trustee or other fiduciary holding securities under an employee benefit or other similar stock plan of the Company); or (iii) at any time during any period of two consecutive years, individuals who at the beginning of such period were members of the Board of Directors of the Company cease for any reason to constitute at least a majority thereof (unless the election, or the nomination for election by the Company's stockholders, of each new director was approved by a vote of at least two-thirds of the directors still in office at the time of such election or nomination who were directors at the beginning of such period).

     5.6. Limit on Distribution. Distribution of shares of Stock or other amounts under the Plan shall be subject to the following:

     (a) Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any shares of Stock under the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity.

     (b) In the case of a Participant who is subject to Section 16(a) and 16(b) of the Exchange Act, the Committee may, at any time, add such conditions and limitations to any Award to such Participant, or any feature of any such Award, as the Committee, in its sole discretion, deems necessary or desirable to comply with Section 16(a) or 16(b) and the rules and regulations thereunder or to obtain any exemption therefrom.

     (c) To the extent that the Plan provides for issuance of certificates to reflect the transfer of shares of Stock, the transfer of such shares may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

     5.7. Liability for Cash Payments. Subject to the provisions of this Section, each Related Company shall be liable for payment of cash due under the Plan with respect to any Participant to the extent that such benefits are attributable to the service rendered for that Related Company by the Participant. Any disputes relating to liability of a Related Company for cash payments shall be resolved by the Committee.

     5.8. Performance-Based Compensation. To the extent that the Committee determines that it is necessary or desirable to conform any Awards under the Plan with the requirements applicable to "Performance-Based Compensation", as that term is used in Code section 162(m)(4)(C), it may, at or prior to the time an Award is granted, take such steps and impose such restrictions with respect to such Award as it determines to be necessary to satisfy such requirements including, without limitation:

     (a) The establishment of performance goals that must be satisfied prior to the payment or distribution of benefits under such Awards.

     (b) The submission of such Awards and performance goals to the Company's stockholders for approval and making the receipt of benefits under such Awards contingent on receipt of such approval.

     (c) Providing that no payment or distribution be made under such Awards unless the Committee certifies that the goals and the applicable terms of the Plan and Agreement reflecting the Awards have been satisfied.

To the extent that the Committee determines that the foregoing requirements relating to Performance-Based Compensation do not apply to Awards under the Plan because the Awards constitute Options, the Committee may, at the time the Award is granted, conform the Awards to alternative methods of satisfying the requirements applicable to Performance-Based Compensation.

     5.9. Withholding. All Awards and other payments under the Plan are subject to withholding of all applicable taxes, which withholding obligations may be satisfied, with the consent of the Committee, through the surrender of shares of Stock which the Participant already owns or to which a Participant is otherwise entitled under the Plan; provided, however, previously-owned shares of Stock that have been held by the Participant less than six months or shares of Stock to which the Participant is entitled under the Plan may only be used to satisfy the minimum tax withholding required by applicable law.

     5.10. Transferability. Awards under the Plan are not transferable except as designated by the Participant by will or by the laws of descent and distribution or, to the extent provided by the Committee, pursuant to a qualified domestic relations order (within the meaning of the Code and applicable rules thereunder). To the extent that the Participant who receives an Award under the Plan has the right to exercise such Award, the Award may be exercised during the lifetime of the Participant only by the Participant. Notwithstanding the foregoing provisions of this subsection, the Committee may permit Awards under the Plan to be transferred to or for the benefit of the Participant's family (including, without limitation, to a trust for the benefit of a Participant's family), subject to such limits as the Committee may establish. In no event shall an Incentive Stock Option be transferable to the extent that such transferability would violate the requirements applicable to such option under Code section 422.

     5.11. Notices. Any notice or document required to be filed with the Committee under the Plan will be properly filed if delivered or mailed by registered mail, postage prepaid, to the Committee, in care of the Company, at its principal executive offices. The Committee may, by advance written notice to affected persons, revise such notice procedure from time to time. Any notice required under the Plan (other than a notice of election) may be waived by the person entitled to notice.

     5.12. Form and Time of Elections. Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification or revocation thereof, shall be in writing filed with the Committee at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require.

     5.13. Agreement With Company. At the time of an Award to a Participant under the Plan, the Committee may require a Participant to enter into an agreement with the Company (the "Agreement") in a form specified by the Committee, agreeing to the terms and conditions of the Plan and to such additional terms and conditions, not inconsistent with the Plan, as the Committee may, in its sole discretion, prescribe.

     5.14. Limitation of Implied Rights.

     (a) Neither a Participant nor any other person shall, by reason of the Plan, acquire any right in or title to any assets, funds or property of the Company or any Related Company whatsoever, including, without limitation, any specific funds, assets, or other property which the Company or any Related Company, in its sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the amounts, if any, payable under the Plan, unsecured by any assets of the Company and any Related Company. Nothing contained in the Plan shall constitute a guarantee by the Company or any Related Company that the assets of such companies shall be sufficient to pay any benefits to any person.

     (b) The Plan does not constitute a contract of employment, and selection as a Participant will not give any employee the right to be retained in the employ of the Company or any Related Company, nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan. Except as otherwise provided in the Plan, no Award under the Plan shall confer upon the holder thereof any right as a stockholder of the Company prior to the date on which he fulfills all service requirements and other conditions for receipt of such rights and shares of Stock are registered in his name.

     5.15. Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

     5.16. Action by Company or Related Company. Any action required or permitted to be taken by the Company or any Related Company shall be by resolution of its board of directors, or by action of one or more members of the board (including a committee of the board) who are duly authorized to act for the board or (except to the extent prohibited by applicable law or the rules of any stock exchange) by a duly authorized officer of the Company.

     5.17. Gender and Number. Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.

                                   SECTION 6
                                   ---------

                                   COMMITTEE
                                   ---------

     6.1. Administration. The authority to control and manage the operation and administration of the Plan shall be vested in a committee (the "Committee") in accordance with this Section 6.

     6.2. Selection of Committee. Prior to the time the Company becomes subject to the requirements of section 16 of the Exchange Act, the Board shall act as the Committee. On and after the time that the Company becomes subject to section 16 of the Exchange Act, the Committee shall be selected by the Board and shall consist of not fewer than two members of the Board or such greater number as may be required for compliance with Rule 16b-3 issued under the Exchange Act, none of whom shall be eligible to receive Awards under the Plan.

     6.3. Powers of Committee. The authority to manage and control the operation and administration of the Plan shall be vested in the Committee, subject to the following:

     (a) Subject to the provisions of the Plan, the Committee will have the authority and discretion to select employees to receive Awards, to determine the time or times of receipt, to determine the types of Awards and the number of shares covered by the Awards, to establish the terms, conditions, performance criteria, restrictions, and other provisions of such Awards, and to cancel or suspend Awards. In making such Award determinations, the Committee may take into account the nature of services rendered by the respective employee, his present and potential contribution to the Company's success and such other factors as the Committee deems relevant.

     (b) Subject to the provisions of the Plan, the Committee will have the authority and discretion to determine the extent to which Awards under the Plan will be structured to conform to the requirements applicable to Performance-Based Compensation, and to take such action, establish such procedures, and impose such restrictions at the time such Awards are granted as the Committee determines to be necessary or appropriate to conform to such requirements.

     (c) The Committee will have the authority and discretion to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any agreements made pursuant to the Plan and to make all other determinations that may be necessary or advisable for the administration of the Plan.

     (d) Any interpretation of the Plan by the Committee and any decision made by it under the Plan is final and binding on all persons.

     (e) Except as otherwise expressly provided in the Plan, where the Committee is authorized to make a determination with respect to any Award, such determination shall be made at the time the Award is made, except that the Committee may reserve the authority to have such determination made by the Committee in the future (but only if such reservation is made at the time the Award is granted and is expressly stated in the Agreement reflecting the Award).

     6.4. Delegation by Committee. Except to the extent prohibited by applicable law or the rules of any stock exchange or NASDAQ (if appropriate), the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time.

     6.5. Information to be Furnished to Committee. The Company and Related Companies shall furnish the Committee such data and information as may be required for it to discharge its duties. The records of the Company and Related Companies as to an employee's or Participant's employment (or other provision of services), termination of employment (or cessation of the provision of services), leave of absence, reemployment and compensation shall be conclusive on all persons unless determined to be incorrect. Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

     6.6. Liability and Indemnification of Committee. No member or authorized delegate of the Committee shall be liable to any person for any action taken or omitted in connection with the administration of the Plan unless attributable to his own fraud or willful misconduct; nor shall the Company or any Related Company be liable to any person for any such action unless attributable to fraud or willful misconduct on the part of a director or employee of the Company or Related Company. The Committee, the individual members thereof, and persons acting as the authorized delegates of the Committee under the Plan, shall be indemnified by the Company against any and all liabilities, losses, costs and expenses (including legal fees and expenses) of whatsoever kind and nature which may be imposed on, incurred by or asserted against the Committee or its members or authorized delegates by reason of the performance of a Committee function if the Committee or its members or authorized delegates did not act dishonestly or in willful violation of the law or regulation under which such liability, loss, cost or expense arises. This indemnification shall not duplicate but may supplement any coverage available under any applicable insurance.

                                   SECTION 7
                                   ---------

                           AMENDMENT AND TERMINATION
                           -------------------------

     The Board may, at any time, amend or terminate the Plan, provided that, subject to subsection 5.4 (relating to certain adjustments to shares), no amendment or termination may materially adversely affect the rights of any Participant or beneficiary under any Award made under the Plan prior to the date such amendment is adopted by the Board.